GARY A. LaPALME, C.P.A.


                          CERTIFIED PUBLIC ACCOUNTANTS

                          MAPLE GROVE EXECUTIVE CENTRE

                          7200 Hemlock Lane, Suite 110

                             Maple Grove, MN 55369

                             ---------------------

                                 (612)424-5330

                               FAX (612)424-2601


                                                                         MEMEBER

                                                   MINNESOTA SOCIETY OF C.P.A.'S

                                                  AMERICAN INSTITUTE OF C.P.A.'S


May 1, 2000



U.S. Securities and Exchange Commisssion
450 Fifth Street, N.W.
Washington, DC 20549



Gentlemen,

On May 1, 2000 this firm reviewed Item 9 - Changes in Registrants's Certifying Public Accountant of the Form 10-KSB to be filed by North American Resorts, Inc. (SEC File #0-26760) during May 2000.

We have no disagreements with the statements made within Item 9 of the referenced Form 10-KSB.

Sincerely,




/s/  Gary A. LaPalme
---------------------------
     Gary A. LaPalme, C.P.A
     Certified Public Accountants